Exhibit 99.1


                       Zond-PanAero Windsystem Partners I,
                        a California Limited Partnership

                  Unaudited Financial and Business Information
                   for the fiscal year ended December 31, 2001
                            (the "Operating Report")

                    Introductory Note to the Operating Report
                    ----------------------------------------

Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership") is required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As explained in the Current Report on Form 8-K filed November 14, 2003, the Partnership has not filed certain quarterly and annual reports required under the Exchange Act including the Annual Report on Form 10-K for the year ended December 31, 2001. The Partnership has not had an auditor since the resignation of Arthur Andersen LLP ("Arthur Andersen") on February 5, 2002 and, accordingly, has not been able to file reports on Form 10-Q and Form 10-K that comply with the requirements of the Exchange Act. Until such time as the Partnership is able to retain an auditor, it intends to file on Form 8-K unaudited financial and business information on a quarterly basis. Unaudited financial and business information for the fiscal year ended December 31, 2001 is contained herein. Except as otherwise expressly noted, the unaudited financial and business information contained herein does not reflect events occurring after December 31, 2001. However, certain material events that occurred after December 31, 2001 are described in Part I, Section 5 entitled "SUBSEQUENT EVENTS" and Note 7 to the Unaudited Financial Statements. The Partnership intends to file as an exhibit to Form 8-K unaudited financial and business information for the fiscal year ended December 31, 2002 as soon as practicable, which the Partnership expects will be by December 31, 2003. The Partnership intends to file as exhibits to Form 8-K unaudited financial and business information for the first, second and third quarters of 2003, and for the fiscal year ended December 31, 2003 as soon as practicable, which the Partnership expects will be by March 31, 2004.

Due to the Partnership's inability to retain an auditor and file a complete Form 10-K as required under the Exchange Act for the year ended December 31, 2001, the Partnership is filing this Operating Report on Form 8-K. In preparing this Operating Report, current management was required to make certain assumptions and relied on the Partnership's financial statements previously audited by Arthur Andersen for the year ended December 31, 2000. This Operating Report has not been reviewed or audited by an independent public accountant and it should not be relied upon as a fully compliant periodic report in accordance with the requirements of the Exchange Act. This Operating Report is subject to further review and potential adjustment and may not be indicative of the Partnership's financial condition or operating results.

Enron Wind Systems, LLC ("EWS"), the parent of Zond Windsystems Management LLC, the general partner of the Partnership (the "General Partner"), filed for Chapter 11 Bankruptcy on February 20, 2002. Subsequently, on May 10, 2002, EWS and certain of its affiliated companies (collectively, "Enron Wind") sold their entire business except certain assets and liabilities to General Electric Company. EWS retained its indirect equity interests in the Partnership, including the general partner interest. As a consequence of these events, the management of Enron Wind, the General Partner and the Partnership changed. The information available to compile this Operating Report has been provided on the basis of information available to current management at this date. It is therefore possible that there may be events or issues that have not yet been discovered by the current management providing the information to compile this Operating Report and that this Operating Report may not fully account for these events or issues.

                       Zond-PanAero Windsystem Partners I,
                        a California Limited Partnership

                  Unaudited Financial and Business Information
                   for the fiscal year ended December 31, 2001
                            (the "Operating Report")

                                TABLE OF CONTENTS



                  PART I                                                    PAGE

1.   Business..................................................................1
2.   Properties................................................................3
3.   Legal Proceedings.........................................................4
4.   Submission of Matters to a Vote of Security Holders.......................4
5.   Subsequent Events.........................................................5

                  PART II

6.   Market for Registrant's Common Equity and Related
       Stockholder Matters.....................................................7
7.   Selected Financial Data (Unaudited).......................................7
8.   Management's Discussion and Analysis of
       Financial Condition and Results of Operations...........................8
9.   Unaudited Financial Statements............................................9
10.  Changes in and Disagreements with Accountants
       on Accounting and Financial Disclosure..................................9

                  PART III

11. Directors and Executive Officers of the Registrant........................10
12. Executive Compensation....................................................10
13. Security Ownership of Certain Beneficial Owners
      and Management .........................................................11
14. Certain Relationships and Related Transactions ...........................12

                  PART IV

15. Exhibits, Unaudited Financial Statements, and
       Reports on Form 8-K....................................................13

PART I

1.     BUSINESS
       --------

Introduction

Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership") was formed on June 29, 1984 to purchase, own and operate a system of 300 Vestas Energy A/S Model V15 wind turbine electric generators (the "Turbines"). The electricity generated by the Turbines is sold by the Partnership to its sole customer, Southern California Edison Company ("SCE").

Each Turbine has a rated capacity of 65 kilowatts, and the Turbines have an aggregate rated capacity of 19.5 megawatts. The Turbines, together with certain infrastructural improvements (the "Infrastructural Improvements"), form an integrated electric power generating facility (the "Windsystem"). The Windsystem is located in the San Gorgonio Pass area of the San Bernardino Mountains near Palm Springs, California (the "Operating Site").

The Turbines are interconnected by a system of transformers and power transfer lines to a substation and SCE's transmission grid. The individual power lines from each of the Turbines are fed into step-up transformers, which increase the voltage from 480 volts to 12.5 kilovolts. Additional 12.5 kilovolt power transfer lines carry electricity to a substation, which steps up the electric power to 115 kilovolts for delivery to SCE.

The Windsystem, which became operational in November 1984, was constructed by Mesa Construction Company ("MCC"), a joint venture formed between an affiliate of Enron Wind Systems, Inc. ("EWSI") and an affiliate of PanAero Corporation ("PanAero"). The Partnership paid MCC a total of $48.9 million, comprised of $22.4 million in cash and $26.5 million in the form of notes (the "Purchase Notes"), for the purchase, construction and installation of the Turbines.

The business of the Partnership and the respective rights of its partners, including the Partnership's limited partners (the "Limited Partners"), are governed by the First Amended and Restated Certificate and Agreement of Limited Partnership of Zond-PanAero Windsystem Partners I, a California Limited Partnership, entered into on November 29, 1984, as amended (the "Partnership Agreement"). The term of the Partnership expires on December 31, 2005, unless terminated earlier in accordance with the terms of the Partnership Agreement. The general partner of the Partnership (the "General Partner") is Zond Windsystems Management Corporation ("ZWMC"), a California corporation wholly-owned by EWSI. See Part I, "5. SUBSEQUENT EVENTS - Bankruptcy and Mergers" for a discussion of affiliate mergers and name changes involving ZWMC and EWSI subsequent to December 31, 2001.

The Windsystem has been managed, operated and maintained by EWSI pursuant to a windsystem management agreement with the Partnership executed on July 27, 1988 (the "Management Agreement"). The Management Agreement terminates by its terms on December 31, 2004.

Sale of Electric Power

The Partnership sells the electric power generated by the Turbines to SCE under a power purchase and sales agreement (the "Power Agreement"). The Power Agreement was originally entered into between SCE and PanAero in April 1982 and covers an aggregate of 29.9 megawatts of generating capacity. The Power Agreement was assigned by PanAero to Mesa Wind Developers ("Mesa") in July 1984. Mesa subsequently assigned the portion of the Power Agreement that covers the aggregate rated capacity of the Turbines (19.5 megawatts) to the Partnership. Such assignment terminates effective December 31, 2004. The remaining 10.4 megawatts of generating capacity available under the Power Agreement was assigned by Mesa to Zond-PanAero Windsystem Partners II, a California Limited Partnership ("ZPII"), whose general partner is an affiliate of the General Partner. Such assignment also terminates effective December 31, 2004.

Under the Power Agreement, SCE is required to purchase all of the electric output from the Turbines at a rate equal to the greater of either 89% of SCE's "cost of energy" or a fixed minimum price of $0.102 per kilowatt hour ("kWh"). The Power Agreement provides, however, that if SCE's cost of energy exceeds $0.20 per kWh, the price per kWh paid by SCE will be limited to $0.20 per kWh plus 70% of the difference between 89% of its cost of energy and $0.20 per kWh. Since formation of the Partnership, SCE has paid only the fixed minimum price of $0.102 per kWh. SCE takes monthly meter readings of the amount of electricity delivered to SCE under the Power Agreement and makes payments based on such meter readings.

SCE Dispute

Market conditions in the California energy sector during 2000 and 2001 created a significant cash flow problem for SCE. At the end of January 2001, SCE advised the Partnership that SCE would not make payments for power deliveries in November and December 2000. The Partnership, along with other renewable source generators, engaged in discussions with SCE seeking payment from SCE for past due amounts under applicable power agreements entered into with SCE.

The Partnership continued to operate the Windsystem and deliver power to SCE believing that eventually a solution would be negotiated. SCE continued to default on its contractual obligations by missing payments due for January, February, and March 2001 power deliveries.

On March 27, 2001, the California Public Utilities Commission (the "CPUC") issued an order (the "CPUC Order") obligating SCE to begin payments for power delivered on a going-forward basis. Following the issuance of the CPUC Order, SCE initiated discussions with renewable source generators, including the Partnership, to agree on a payment plan for power delivered on a going-forward basis. The Partnership agreed with SCE to receive payments twice monthly for power delivered. Payments for the last five days in March 2001, from the date the CPUC Order was effective, through the end of 2001 were received from SCE. The CPUC Order did not address the issue of payments due for the period between November 1, 2000 and March 26, 2001.

By the end of April 2001, discussions with SCE regarding payment for power delivered for the period between November 1, 2000 and March 26, 2001 had not resulted in a solution. The Partnership, along with other renewable source generators (collectively, the "Power Generators"), assisted by outside counsel, explored various legal alternatives to enforce the contractual rights of the turbine owners. With no realistic prospects seemingly imminent for a negotiated solution, some of the Power Generators, including the Partnership, filed suit against SCE on May 2, 2001 in Los Angeles Superior Court (the "SCE Litigation"). The suit sought to recover compensation from SCE for power delivered, or at the option of the plaintiffs, relief from the obligation to deliver power under the existing contracts with SCE coupled with the right to sell power in the open market across the SCE transmission grid.

In June 2001, SCE sent an offer to renewable source generators to settle the amounts past due and proposed a structure for payment of the amounts past due. The offer resulted from lengthy negotiations between SCE and representatives of independent energy producers, monitored by representatives of the Governor of California. The offer provided for the payment of all amounts past due with interest accruing at 7% to the date of payment. On August 22, 2001, Mesa, for the benefit of the Partnership, entered into a settlement agreement with SCE that, among other things, set forth the terms for payment of past due amounts to Mesa, and ultimately the Partnership (the "SCE Payment Agreement", a copy of which is attached hereto as Exhibit 10.8).

The SCE Payment Agreement provides that past due amounts be paid in three installments, 10% of the amount outstanding plus interest on all the past due amounts to the date of the installment payment to be paid shortly after execution of the SCE Payment Agreement, another 10% of the amount outstanding to be paid when the SCE Payment Agreement becomes effective (after CPUC approval and certain other conditions are satisfied), and the final 80% to be paid when the California State Legislature approves a plan that restores SCE's credit. SCE paid the first installment due under the SCE Payment Agreement on August 31, 2001.

See Part I, "5. SUBSEQUENT EVENTS - SCE Dispute".

Windsystem Performance

The amount of electricity produced by the Turbines depends upon wind speed, which is subject to significant seasonal variations in the San Gorgonio Pass area. Wind speed is generally highest during the summer months and lowest during the winter months. These seasonal variations result in significant variations from month to month in the net power production realized by the Turbines, and therefore result in monthly variations in the amount of electricity sold to SCE.

During 2001, SCE purchased an aggregate of 42.3 million kWh of electricity from the Partnership for an aggregate purchase price of $4.3 million.

Employees

The Partnership has no employees. EWSI manages, operates, and maintains the Windsystem pursuant to the Management Agreement. The remaining day-to-day activities of the Partnership are attended to by the General Partner utilizing employees of EWSI.


2.     PROPERTIES
       ----------

The Operating Site is situated on two adjoining parcels of land, consisting of approximately 440 acres, located in the San Gorgonio Pass area of the San Bernardino Mountains approximately 16 miles northwest of Palm Springs, California. The Partnership owns the Turbines, including the supporting towers and related concrete support pads and controllers. The Partnership uses a portion of the Operating Site and the Infrastructural Improvements pursuant to a 20-year easement granted by Mesa under the terms of a Wind Park Easement Agreement dated as of September 7, 1984, as amended (the "Wind Park Easement

Agreement"). The Infrastructural Improvements include roads, fences, the power transfer system, the substation and maintenance facilities. Mesa has title to the Infrastructural Improvements, but has granted the Partnership a security interest in such assets under the Wind Park Easement Agreement. The Infrastructural Improvements are also utilized by ZPII under a similar arrangement with Mesa.

Mesa has rights to develop wind energy resources at the Operating Site, which includes the Infrastructural Improvements, under a right-of-way grant (the "Right-of-Way Grant") from the United States Bureau of Land Management ("BLM"). The Right-of-Way Grant was originally issued to PanAero on January 26, 1983, and was assigned by PanAero to Mesa in April 1984. The primary term of the Right-of-Way Grant expired on January 26, 2003, but was subsequently extended. See Part I, "5. SUBSEQUENT EVENTS - Properties". EWSI, PanAero, and their affiliates have developed and sold additional wind turbines on the Operating Site to ZPII and Mesa has granted a similar easement to ZPII. The general partner of ZPII is an affiliate of the General Partner.


3.     LEGAL PROCEEDINGS
       -----------------

PanAero Litigation

In July 1995, PanAero, among other plaintiffs (collectively, the "Plaintiffs"), filed a lawsuit entitled PanAero Management Corporation et al. v. Zond Systems, Inc., et al. (collectively, the "Defendants"), Los Angeles Superior Court Case No. BC 130959. The Plaintiffs alleged that the Defendants improperly allocated certain expenses to the Partnership and ZPII. The Plaintiffs sought equitable relief and damages in excess of $6.9 million. The case went to trial before Retired Judge Leon Savitch, acting as Referee, during the last quarter of 1997 and was completed in January 1998. On March 23, 1998, the Referee entered his judgment and found for the Defendants on each of the Plaintiff's claims. The Referee further determined that the Defendants were entitled to recover from the Plaintiffs all of their court costs and legal fees, totaling approximately $1.9 million. On July 22, 1998, Los Angeles Superior Court Judge Valerie Baker entered as the Court's judgment the findings of the Referee. The Plaintiffs appealed the Court's judgment to the California Court of Appeal. On March 21, 2000, the Court of Appeal affirmed the judgment of the Superior Court and ordered the Plaintiffs to pay the Defendants' costs of appeal. Separately, the Defendants commenced actions (including an arbitration and a separate lawsuit) against the Plaintiffs (including certain board members) for, among other things, collection and malicious prosecution. On June 26, 2000, a settlement agreement (the "Settlement Agreement") was entered into among the applicable parties, settling all of the above claims.

SCE Dispute

See Part I, "1. BUSINESS - SCE Dispute" for a discussion regarding the SCE Litigation.

See Part I, "5. SUBSEQUENT EVENTS - SCE Dispute and FERC Investigation".


4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
       ---------------------------------------------------

No matters were submitted to a vote of the partners of the Partnership during 2001.

5.     SUBSEQUENT EVENTS
       -----------------

Bankruptcy and Mergers

Commencing on December 2, 2001, and periodically thereafter, Enron Corp. ("Enron") and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On February 20, 2002, Enron Wind Corp. ("EWC") and EWSI each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Additionally, two California limited liability companies formed on February 19, 2002 for the purposes of merging with EWC and EWSI in anticipation of the sale of Enron's wind business also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

EWC merged with and into one of the limited liability companies on April 19, 2002 and the surviving limited liability company changed its name to Enron Wind LLC ("EW"). EWSI merged with and into the other limited liability company, also on April 19, 2002, and that surviving limited liability company changed its name to Enron Wind Systems, LLC ("EWS").

On April 12, 2002, ZWMC merged with and into a third California limited liability company, formed on March 12, 2002, and the surviving limited liability company changed its name to Zond Windsystems Management LLC ("ZWM"). On May 3, 2002, Zond Construction Corp. ("ZCC") merged with and into a fourth California limited liability company, formed on March 21, 2002, and the surviving limited liability company changed its name to Zond Construction LLC ("ZC"). As of November 25, 2003, neither ZWM nor ZC has filed for bankruptcy.

Sale to General Electric

On April 10, 2002, Enron, EWC and certain of its subsidiaries, including EWSI, entered into an Amended and Restated Purchase and Sale Agreement in which such entities agreed to sell in an asset sale (the "GE Sale") their wind turbine manufacturing, operation and maintenance and construction businesses to General Electric Company, acting through its GE power systems business ("GEPS"). The GE Sale was consummated on May 10, 2002. EW retained the existing wind power projects including the indirect ownership of the general partnership interest in the Partnership. However, effective as of the sale, substantially all of the employees who had been involved in the management of the Partnership transferred to GEPS.

Following the sale to GEPS, new management was appointed to manage and operate the Partnership and ZWM's principal executive offices were moved to 1400 Smith Street, Houston, Texas 77002. Eric D. Gadd was appointed President and Chief Executive Officer of ZWM on September 26, 2002. ZWM has no directors.

Operation and Maintenance Services

Prior to May 10, 2002, Enron Wind Maintenance LLC, an affiliate of EWS, provided operations and maintenance services for the Windsystem. On May 10, 2002, in connection with the GE Sale, EWS contracted with GE Wind Energy, LLC to perform certain operations and maintenance services relating to the Windsystem for a period of one year ending on May 10, 2003. In April 2003, EWS entered into an agreement with SeaWest Asset Management Services, LLC to provide certain operation and maintenance services relating to the Windsystem for a 5-year period ending on May 10, 2008.

SCE Dispute

All remaining amounts outstanding from SCE under the SCE Payment Agreement were collected from SCE by the end of March 2002. The Partnership, along with the other power generators party to the SCE Litigation, dismissed the SCE Litigation in August 2003.

Purchase Notes

The Purchase Notes matured on December 31, 2002. At that time, there was $1.0 million and $5.8 million of principal and interest in arrears, respectively. From January 1, 2003 through November 25, 2003, $0.6 million was paid on the Purchase Notes, all of which was applied to principal.

As of November 25, 2003, MCC has not exercised its right to foreclose under the Purchase Notes.

FERC Investigation

In May 2003, the Federal Energy Regulatory Commission (the "FERC"), pursuant to FERC Docket No. EL03-47-000, began investigating whether the Windsystem and certain other power projects owned by Enron or its affiliates failed to meet the ownership criteria for qualifying facility ("QF") status under the Public Utility Regulatory Policy Act of 1978 ("PURPA").

Under PURPA, and the applicable FERC regulations, a power project is not a QF if more than 50% of the equity interest in the project is owned by an electric utility or electric utility holding company. On July 11, 2003, the investigation of the QF status of the Windsystem by the FERC was set for hearing by the FERC. On July 22, 2003, the FERC investigation relating to the Windsystem was assigned to a FERC settlement judge. Representatives of the Partnership and the FERC have held several settlement meetings, and settlement discussions relating to the investigation are ongoing.

Properties

On December 19, 2002, the Right-of-Way Grant was extended for a ten-year period commencing on January 27, 2003; however, the Wind Park Easement Agreement still expires on December 31, 2004.

Recently Issued Accounting Pronouncements

On January 1, 2003, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 143 "Accounting for Asset Retirement Obligations". The adoption did not have a material impact on the Partnership's results of operations or financial condition. See Part II, "8. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Recently Issued Accounting Pronouncements".

                                     PART II

6.     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
       -------------------------------------------------
           STOCKHOLDER MATTERS
           -------------------

Market Information

There is no established public trading market for the Partnership's limited partnership units (the "Units"). The Partnership Agreement includes various restrictions on the transfer of Units.

Holders

The Partnership's records indicate that at December 31, 2001 there were 883 holders of record of the Partnership's Units.

Cash Distributions

The Partnership makes cash distributions in accordance with the terms of the Partnership Agreement. Due to less-than-projected operating results, the Partnership has not distributed any cash during any fiscal year other than 1985, in which the Partnership distributed an aggregate of approximately $158,000 to the Limited Partners and $2,000 to the General Partners. Under the Purchase Notes, the Partnership cannot make cash distributions to its partners unless certain cash reserve balances are maintained, no events of default exist, and certain ratio tests are met. The Partnership did not meet these criteria during 2001.

7.     SELECTED FINANCIAL DATA (UNAUDITED)
       -----------------------------------

From and after 1987, the Partnership's accounting records have been maintained on a federal tax accrual basis, consistent with appropriate provisions of the Internal Revenue Code. Such records have been adjusted to reflect generally accepted accounting principles for purposes of filings with the Securities and Exchange Commission (the "SEC").


                 As of and for the year ended December 31, 2001
   (Dollars in thousands, except per Unit values which are in whole dollars)

                 Total Revenue                     $     4,453
                 Net Loss                                 (208)

                 Per unit:
                   Net loss                               (175)
                   Distributions                           -
                   Partner's capital (deficit)     $    (1,212)

                 Total assets                            8,875
                 Current portion of notes
                  payable to related party               4,497
                 Accrued interest to related party       5,442
                 Partner's capital (deficit)       $    (1,442)

All per Unit values were calculated based on 1,190 Units.


8.     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       -------------------------------------------------
           CONDITION AND RESULTS OF OPERATIONS
           -----------------------------------

Liquidity and Capital Resources

The Partnership continued to experience a lack of liquidity throughout 2001, primarily due to an ongoing shortfall in revenues from operations in comparison to the costs and expenses of operations. Accordingly, principal and interest payments on the Purchase Notes in the aggregate amounts of $1.0 million and $5.4 million, respectively, were in arrears at December 31, 2001. The Partnership's failure to make timely payments on the Purchase Notes gave MCC the right to foreclose against the collateral of its loans as set forth in the Purchase Notes. As of December 31, 2001, MCC had not exercised its right to foreclose under the Purchase Notes. The Partnership expects that it will continue to experience poor liquidity and will not be able to pay all amounts due under the Purchase Notes by the scheduled maturity date of December 31, 2002. See "Results of Operations for the year ended December 31, 2001" and Part I, "5. SUBSEQUENT EVENTS - Purchase Notes".

The Partnership's primary source of revenues and liquidity to fund operations of the Windsystem, repay debt, administer the Partnership, and make distributions to its partners is the production and sale of electricity from the Windsystem. The Partnership's sole customer is SCE. The price paid by SCE for the electricity is contractually defined under the Power Agreement.

See Part I, "1. BUSINESS - Sale of Electric Power".

As of December 31, 2001, the Partnership has no current or planned commitments for capital expenditures.

Results of Operations for the year ended December 31, 2001

During 2001, the Partnership's overall reported electricity revenue was $4.3 million, and the Windsystem produced 42.3 million kWh of electricity for sale to SCE. The Partnership earned approximately $0.1 million in other income primarily from interest earned on cash balances and interest on accounts receivable from SCE during 2001.

Costs and expenses during 2001 were $4.7 million. The two main components of these expenses were depreciation expense, which was $2.5 million, and maintenance and other operating costs to related party, which was $1.0 million. Interest expense on the Purchase Notes was $0.7 million during 2001. Easement fees were $0.2 million during 2001.

Overall, the Partnership reported a net operating loss of $0.2 million for 2001.

Recently Issued Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 addressed financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to all legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Partnership does not expect the adoption of this statement to have a material impact on the results of operations and financial condition of the Partnership.

See Part I, "5. SUBSEQUENT EVENTS - Recently Issued Accounting Pronouncements".

9.     UNAUDITED FINANCIAL STATEMENTS
       ------------------------------

The unaudited financial statements of the Partnership for the fiscal year ended December 31, 2001 filed as part of this Operating Report and listed in response to Part IV, "15. EXHIBITS, UNAUDITED FINANCIAL STATEMENTS, AND REPORTS
ON FORM 8-K" hereof, are hereby incorporated by reference.


10.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
       ------------------------------------------------
           ACCOUNTING AND FINANCIAL DISCLOSURE
           -----------------------------------

The Partnership's Current Report on Form 8-K, filed with the SEC on February 13, 2002, as amended by Form 8-K/A, filed with the SEC on February 27, 2002, discloses the following information:

Effective February 5, 2002, Arthur Andersen LLP ("Andersen") resigned as auditors of the Partnership.

The reports of Andersen on the Partnership's financial statements for the years ended December 31, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to the audit scope, uncertainty or accounting principles. Andersen advised that it had not withdrawn any of its opinions expressed in their auditor's report for any periods for which they conducted audits of the Partnership.

The General Partner did not approve the resignation by Andersen.

During the preceding two years and in the subsequent interim periods through February 5, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the matter in their report.

During the preceding two years and in the subsequent interim periods through February 5, 2002, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On February 13, 2002, Andersen issued a letter to the SEC acknowledging that it had read the above statements and was in agreement with such statements.

                                    PART III


11.    DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
       --------------------------------------------------

The Partnership does not have any employees or directors. As of December 31, 2001, the General Partner of the Partnership was ZWMC. ZWMC is responsible for the management of the Partnership. See Part I, "5. SUBSEQUENT EVENTS - Bankruptcy and Mergers".

Rights and Powers of the General Partner

Under the terms of the Partnership Agreement, the General Partner holds the exclusive right to manage the business and affairs of the Partnership. The Limited Partners, Dean Witter Reynolds Inc., as a special limited partner (the "Special Limited Partner"), and the substituted limited partners are not entitled to exercise any rights or powers to manage the business and affairs of the Partnership. The Limited Partners, Special Limited Partner and substituted limited partners have voting rights only with respect to certain fundamental changes in the nature and operation of the Partnership, as set forth in the Partnership Agreement. As of December 31, 2001, ZWMC was a California corporation wholly-owned by EWSI. See Part I, "5. SUBSEQUENT EVENTS - Bankruptcy and Mergers" for a discussion of affiliate mergers and name changes involving ZWMC and EWSI. ZWMC was formed on June 14, 1984, solely for the purpose of serving as a general partner of the Partnership and has served as a general partner since the Partnership's formation. As of December 31, 2001, ZWMC's principal executive offices were located at 13000 Jameson Road, Tehachapi, California 93561. See Part I, "5. SUBSEQUENT EVENTS - Sale to General Electric" for a discussion of a subsequent change in executive office location.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Partnership's directors, officers, and persons who own more than 10% of a registered class of the Partnership's equity securities to file reports of ownership and changes in ownership with the SEC. Based on a review of the Partnership's records, the current management does not believe that any person who met the filing requirements of Section 16(a) of the Exchange Act during 2001 filed any Section 16(a) reports with the SEC.

Delegation of Management

The Partnership has delegated certain aspects of the operation, management, maintenance and repair of the Windsystem to EWSI pursuant to the Management Agreement. See Part I, "5. SUBSEQUENT EVENTS - Operation and Maintenance Services".


12.    EXECUTIVE COMPENSATION
       ----------------------

As the Partnership has no employees, it does not pay executive compensation to any individual. The General Partner participates in the profits and losses of the Partnership by virtue of its partnership interests, and EWSI receives payment under the Management Agreement for services rendered thereunder. During 2001, officers and members of the board of directors of the General Partner were not compensated by the Partnership for their services in those capacities.

Distributions

Following its removal as a general partner of the Partnership in June 1988, PanAero Management Corporation ("PAMC") became a substituted limited partner of the Partnership. Under the Settlement Agreement, PAMC transferred its substituted limited partner interest to ZWMC.

The Partnership makes distributions in accordance with the terms of the Partnership Agreement. The Partnership did not distribute any amounts during 2001.

Windsystem Management Fees

As compensation for its services under the Management Agreement, EWSI receives a management fee of 2% of the Partnership's gross operating proceeds ("Gross Operating Proceeds"). Gross Operating Proceeds are defined as all gross receipts from the sale of electricity generated by the Turbines and all amounts paid in lieu of receipts from the sale of electricity, including, without limitation, any proceeds of systems performance or wind resource insurance, casualty loss and business interruption insurance paid in reimbursement of lost revenues and warranty payments in reimbursement of lost revenues. Under the Management Agreement, EWSI is also reimbursed for 115% of the maintenance costs, including labor and material costs that it incurs in the performance of services including services by third parties. Upon termination of the Management Agreement in December 2004, EWSI is entitled to receive an incentive fee equal to the balance of the cash reserve maintained in connection with the Purchase Notes. As of December 31, 2001, no cash reserve had been established. At its option, EWSI also is entitled to receive 10% interest on any funds advanced to or on behalf of the Partnership. During 2001, the Partnership incurred $0.1 million for management fees and $1.0 million for cost reimbursement of maintenance and other operating costs under the Management Agreement.

Operating Site Rentals

Under the Wind Park Easement Agreement, Mesa charges the Partnership rental fees for use of the Operating Site and Infrastructural Improvements in an amount equal to the greater of 5% of Gross Operating Proceeds or the Partnership's pro rata share (with the other producers of electric energy from wind power on the Operating Site) of the payments due the BLM under the Right-of-Way Grant. For 2001, the Partnership's easement fee was $0.2 million.

Interest on Purchase Notes

MCC earns interest from the Partnership on the principal balance outstanding under the Purchase Notes at a rate of 11% per annum. During 2001, MCC earned $0.7 million in interest from the Partnership.


13.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
       ---------------------------------------------------
           MANAGEMENT
           ----------


Certain Beneficial Owners

To the Partnership's knowledge, no person (including a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is the beneficial owner of more than 5% of the Partnership's equity interests.

Ownership of Management

ZWMC owns the sole general partner interest in the Partnership. The Partnership's records indicate that at December 31, 2001 ZWMC also owns the substituted limited partner interest transferred by PAMC as discussed in Part III, "12. EXECUTIVE COMPENSATION - Distributions" and two Units. The Partnership's records indicate that at December 31, 2001 EWS had a .0003% substituted limited partner interest in the Partnership. The Partnership's records indicate that at December 31, 2001 no executive officer or director of ZWMC owned any interest in the Partnership.

Changes In Control

In March 1988, ZWMC executed a conditional resignation of its position as a General Partner, such resignation to become effective upon a material breach of any of ZWMC's agreements contained in a Letter of Understanding dated March 24, 1988 among ZWMC, EWSI, Dean Witter Reynolds Inc. and certain EWSI affiliates (the "Letter of Understanding"). It is not clear whether there was a material breach of any of ZWMC's agreements under the Letter of Understanding; however, based on a review of the Partnership's books and records, it does not appear that any affirmative steps have been taken to effectuate a resignation by ZWMC of its position as a General Partner. Furthermore, even if a material breach of any of ZWMC's agreements under the Letter of Understanding had occurred, such a breach arguably would not result in ZWMC's resignation as a General Partner because such a resignation would breach the terms of the Partnership Agreement.

This description of the terms of ZWMC's conditional resignation is qualified in its entirety by the Letter of Understanding, including its exhibits, a copy of which was attached as Exhibit 28.1 to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

14.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
       ----------------------------------------------

Purchase Note Financing

The Purchase Notes are currently payable in equal semi-annual installments of principal and interest over 18 years, commencing in 1984, and accrue interest at 11%. At December 31, 2001, approximately $9.9 million, including $5.4 million of accrued interest, was due to MCC under the Purchase Notes. During 2001, the Partnership made principal payments to MCC on the Purchase Notes of $2.1 million. See Part II, "8. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources".

Management of the Windsystem

Under the Management Agreement, EWSI is obligated to exercise due diligence in performing its duties and obligations. EWSI's duties and obligations include, but are not limited to: (1) representing the Partnership in its dealings with SCE, (2) collecting all revenues from SCE, (3) disbursing funds to cover necessary operating costs, including without limitation, repairs and maintenance, easements, property taxes, debt service and insurance, (4) hiring and supervising operating and maintenance personnel, (5) causing the Turbines to be maintained in good condition and repair, (6) complying with any orders or obligations imposed by any governmental agency with jurisdiction, unless the Partnership instructs to the contrary, (7) investigating all accidents or damage relating to the ownership, operation or maintenance of the Turbines or infrastructural facilities, (8) enforcing warranty and insurance claims associated with the Turbines, the infrastructural facilities and components thereof, (9) complying with the Right-of-Way Grant operating conditions and requirements, (10) operating, maintaining and repairing the infrastructural facilities, (11) maximizing production of electric power, (12) using best efforts to ensure costs and expenses are reasonable and competitive with those of unaffiliated third parties, (13) providing quarterly accounting and operating reports, and (14) performing other services, in its reasonable judgment, that it may deem necessary.

As compensation for its services under the Management Agreement, EWSI receives a management fee of 2% of the Partnership's Gross Operating Proceeds. Under the Management Agreement, EWSI is entitled to be reimbursed for 115% of the maintenance costs, including labor and material costs that it incurs in the performance of services including services by third parties. See Part III, "12. EXECUTIVE COMPENSATION - Windsystem Management Fees".

Wind Park Easement Agreement

The Partnership uses a portion of the Operating Site and the Infrastructural Improvements pursuant to the Wind Park Easement Agreement. Under the Wind Park Easement Agreement, Mesa charges the Partnership rental fees in an amount equal to the greater of 5% of Gross Operating Proceeds or the Partnership's pro rata share (with the other producers of electric energy from wind power on the Operating Site) of the payments due the BLM under the Right-of-Way Grant.

Effective January 1, 1996, the BLM changed the annual rental payment due under the Right-of-Way Grant to a flat rent of $79,000. ZPI and ZPII are each charged a pro rata share of the $79,000 in accordance with the Wind Park Easement Agreement based on their ratios of aggregated rated capacity of the turbines installed on the Operating Site. Rental payments may be adjusted by the BLM annually to reflect any change in the fair rental value of the Operating Site, which could result in revised easement payments by the Partnership to Mesa.


                                     PART IV


15.    EXHIBITS, UNAUDITED FINANCIAL STATEMENTS, AND
       ---------------------------------------------
           REPORTS ON FORM 8-K
           -------------------


  (a).1      Unaudited Financial Statements

             Unaudited Balance Sheet at December 31, 2001

             Unaudited Statement of Operations for the year ended
             December 31, 2001

             Unaudited Statement of Changes in Partners' Capital (Deficit) for the year ended December 31, 2001

             Unaudited Statement of Cash Flows for the year ended
             December 31, 2001

             Notes to Unaudited Financial Statements

 (a).2       Exhibits


   Number                   Description
   ------                   -----------

   3.1 First Amended and Restated Certificate and Agreement of Limited Partnership of Zond-PanAero Windsystem Partners I (Incorporated by reference from Exhibit A to the Partnership's Registration Statement on Form 10 dated April 29, 1985).

   3.2 First Amendment to First Amended and Restated Certificate dated as of June 27, 1988 (Incorporated by reference from Exhibit 3.2 to the Partnership's Annual Report on Form 10-K (File No. 0-13510) for the fiscal year ended December 31, 1988).

   10.1 Wind Park Power Purchase and Sale Agreement between PanAero and Southern California Edison Company dated April 12, 1982; Assignment of Wind Park Power Purchase and Sale Agreement dated July 28, 1984, between PanAero and Mesa; and Partial Assignment of Wind Park Power Purchase and Sale Agreement effective September 25, 1984, between Mesa and the Partnership (Incorporated by reference from Exhibit B to the Partnership's Registration Statement on Form 10 dated April 29, 1985).

   10.2 Right-of-Way Grant (Serial No. CA-11688-A) issued by the Bureau of Land Management of the United States Department of the Interior to PanAero and assigned to Mesa (Incorporated by reference from Exhibit C to the Partnership's Registration Statement on Form 10 dated April 29, 1985).


   10.3 Wind Park Easement Agreement dated as of September 7, 1984, between Mesa and the Partnership; Amendment to Wind Park Easement Agreement dated as of November 28, 1984 (Incorporated by reference from Exhibit D to the Partnership's Registration Statement on Form 10 dated April 29, 1985).

   10.4 Windsystem Management Agreement dated July 27, 1988, between EWS and the Partnership, and First Amendment to Windsystem Management Agreement, (Incorporated by reference from Exhibit
                 10.5 to the Partnership's Annual Report on Form 10-K (File No. 0-13510) for the fiscal year ended December 31, 1988).

   10.5 Second Amendment to Windsystem Management Agreement between EWS and the Partnership (Incorporated by reference from Exhibit
                 10.5 to the Partnership's Annual Report on Form 10-K (File No. 0-13510) for the fiscal year ended December 31, 1989).

   10.6 Purchase Note and Security Agreement dated as of November 26, 1984, between MCC and the Partnership (Incorporated by reference from Exhibit G to the Partnership's Registration Statement on Form 10 dated April 29, 1985).

   10.7 First Amendment to Purchase Note and Security Agreement dated as of November 7, 1989, between MCC and the Partnership

                 (Incorporated by reference from Exhibit 10.7 to the Partnership's Annual Report on Form 10-K (File No. 0-13510) for the fiscal year ended December 31, 1989).

   10.8 Agreement Addressing Renewable Energy Pricing and Payment Issues dated as of August 22, 2001 between Mesa and SCE.




  (b) Reports on Form 8-K

   No Form 8-K was filed during the fiscal year ended December 31, 2001.

                       ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
                         UNAUDITED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001





INDEX TO UNAUDITED FINANCIAL STATEMENTS                                    PAGE



Unaudited Balance Sheet at                                                  F-1
 December 31, 2001

Unaudited Statement of Operations for the year ended                        F-2
 December 31, 2001

Unaudited Statement of Changes in Partners' Capital (Deficit)               F-3
  for the year ended December 31, 2001

Unaudited Statement of Cash Flows for the year ended                        F-4
 December 31, 2001

Notes to Unaudited Financial Statements                                     F-5

                                      F-1
                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            UNAUDITED BALANCE SHEET
                             (Dollars in thousands)

                                              December 31, 2001
                                            ---------------------
Assets
Current assets:
 Cash and cash equivalents                   $               83
 Accounts receivable                                      1,320
 Prepaid insurance and other current assets                  41
                                            ---------------------
Total current assets                                      1,444
                                            ---------------------
Noncurrent assets
 Buildings                                                   98
 Property, plant and equipment                           49,561
 Less - accumulated depreciation                        (42,228)
                                            ---------------------
 Total noncurrent assets                                  7,431
                                            ---------------------
  Total assets                               $            8,875
                                            =====================

Liabilities and partners' capital (deficit)
Current liabilities:
 Accounts payable and accrued expenses                      128
 Accounts payable to related party                          250
 Current portion of notes payable
     to related party                                     4,497
 Accrued interest to related party                        5,442
                                            ---------------------
Total current liabilities                                10,317
                                            ---------------------

General partner                                              (6)
Limited partners                                         (2,011)
Substituted limited partner (Note 1)                         (6)
Contributed capital                                         581
                                            ---------------------
   Total partners' capital                               (1,442)
                                            ---------------------
   Total liabilities and partners'          ---------------------
     capital (deficit)                       $            8,875
                                            =====================


       See accompanying notes to unaudited financial statements.

                       ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
                       UNAUDITED STATEMENT OF OPERATIONS
    (Dollars in thousands, except per Unit value, which is in whole dollars)

                                              For the year ended
                                              December 31, 2001
                                            ---------------------
Revenue:
 Sale of electricity                         $            4,317
 Other income                                               136
                                            ---------------------

Total revenue                                             4,453

Costs and expenses:
 Depreciation                                             2,497
 Interest expense                                           689
 Property taxes                                             168
 Easement fees to related party                             170
 Management fees to
  related party                                              68
 Maintenance and other operating costs
  to related party                                          958
 Insurance costs                                             87
 Other operating costs                                       24
                                            ---------------------
Total costs and expenses                                  4,661

Net (loss)                                   $             (208)
                                            =====================
Net (loss) per Unit                          $             (175)
                                            =====================
Number of outstanding Limited
 Partner Units                                            1,190




           See accompanying notes to unaudited financial statements.

                                       F-3
                       ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
          UNAUDITED STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
                             (Dollars in thousands)



                                                          Substituted
                                                             Limited Contributed
                                        General   Limited    Partner   Capital
                                Total   Partner   Partners   (Note 1)  (Note 4)
                              -------- --------- ---------- --------- ----------
Profit and loss allocation     100.00%     0.50%      99.0%     0.50%
                              -------- --------- ---------- --------- ----------

Balance at December 31, 2000   (1,234)       (5)    (1,805)       (5)       581

Net (loss)                       (208)       (1)      (206)       (1)        -
                              -------- --------- ---------- --------- ----------

Balance at December 31, 2001 $ (1,442)  $    (6)  $ (2,011)   $   (6)   $   581
                              ======== ========= ========== ========= ==========


           See accompanying notes to unaudited financial statements.

                                       F-4
                       ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
                        UNAUDITED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                        For the year ended
                                                        December 31, 2001
                                                       ---------------------
Cash Flow From Operating Activities:

Net loss                                                $             (208)

Reconciliation of net loss to net cash
 provided by operating activities:

Depreciation                                                         2,497

Changes in operating assets and liabilities
 Accounts receivable                                                (1,030)
 Prepaid insurance and other                                            11
 Accounts payable and accrued expenses                                 102
 Amount payable to related party                                        90
 Accrued interest payable to related party                             689
                                                       ---------------------

Net cash provided by operating activities                            2,151

Cash flows used in financing activities:

 Principal payments on notes payable to related party               (2,085)
                                                       ---------------------

 Net increase in cash and cash equivalents                              66

Cash and cash equivalents at beginning of year                          17
                                                       ---------------------

Cash and cash equivalents at end of year                $               83
                                                       =====================




           See accompanying notes to unaudited financial statements.

                       ZOND-PANAERO WINDSYSTEM PARTNERS I,
                        A CALIFORNIA LIMITED PARTNERSHIP


                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - THE PARTNERSHIP

Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership"), was formed on June 29, 1984 to purchase, own and operate a system of 300 Vestas Energy A/S Model V-15 wind turbine electric generators (the "Turbines"). The Turbines, together with certain infrastructural improvements (the "Infrastructural Improvements") which are owned by Mesa Wind Developers ("Mesa"), a joint venture between Enron Wind Systems, Inc. ("EWSI") and an affiliate of PanAero Corporation ("PanAero"), form an integrated electric power generating facility (the "Windsystem") with a rated capacity of 19.5 megawatts in the San Gorgonio Pass area of the San Bernardino Mountains near Palm Springs, California (the "Operating Site"). EWSI is a developer and operator of commercial wind-powered electric generating facilities and PanAero is a wind resources development company. On January 3, 1997, EWSI's parent, Zond Corporation, became a wholly-owned subsidiary of Enron Renewable Energy Corp., which is wholly-owned by Enron Corp. ("Enron"). In May 1997, the name of Zond Corporation was changed to Enron Wind Corp. ("EWC").

The general partner of the Partnership is Zond Windsystems Management Corporation ("ZWMC" or the "General Partner"), a California corporation wholly-owned by EWSI. See Note 7 regarding certain affiliated mergers and name changes affecting ZWMC, EWSI and EWC. PanAero Management Corporation ("PAMC"), a California corporation wholly-owned by PanAero, formerly served as a general partner of the Partnership (together with ZWMC, the "General Partners"). In June 1988, the Partnership solicited a vote by proxy of the limited partners (the "Limited Partners") to remove PAMC as a general partner. Pursuant to that vote, PAMC was converted to a substituted limited partner. Although the term "Substituted Limited Partner" is defined in the Partnership Agreement as any individual, partnership, corporation, trust or other entity admitted to the Partnership as a Limited Partner pursuant to transfer provisions under the Partnership Agreement, the term substituted limited partner is used in the Unaudited Balance Sheet as of December 31, 2001 and the Unaudited Statement of Changes in Partners' Capital (Deficit) for the year ended December 31, 2001 only in reference to the substituted limited partner interest created by the removal of PAMC as a general partner. Under an Agreement of Settlement and Mutual Releases (the "Settlement Agreement") executed on June 26, 2000, PAMC agreed to transfer its substituted limited partner interest in the Partnership to ZWMC. The Partnership will terminate on December 31, 2005, unless earlier terminated in accordance with the provisions of the Partnership Agreement.

The Windsystem, which became operational in November 1984, was constructed by Mesa Construction Company ("MCC"), a joint venture between an affiliate of EWSI and an affiliate of PanAero. The Partnership paid MCC a total of $48.9 million for the purchase, construction and installation of the Turbines, comprised of $22.4 million in cash and $26.5 million in the form of notes (the "Purchase Notes"). See Notes 3 and 4.

The accompanying unaudited financial statements include substantial transactions with related parties. These transactions are further described in Notes 3 and 4.

A summary of the major operating agreements entered into by the Partnership, directly or indirectly, is set forth below:

(1) The Partnership sells the electricity produced by the Turbines to Southern California Edison Company ("SCE"), pursuant to a power purchase and sales agreement (the "Power Agreement"). The Power Agreement was originally entered into between SCE and PanAero in April 1982 and covers an aggregate of 29.9 megawatts of generating capacity. The Power Agreement was assigned by PanAero to Mesa in July 1984. Mesa subsequently assigned the portion of the Power Agreement which covers the aggregate rated capacity of the Turbines (19.5 megawatts), to the Partnership until December 31, 2004. The remaining 10.4 megawatts of generating capacity available under the Power Agreement was assigned by Mesa to Zond-PanAero Windsystem Partners II, a California Limited Partnership ("ZPII"), whose general partner is an affiliate of the General Partner. SCE purchases electricity produced by the Turbines at a price equal to the greater of 89% of SCE's "Cost of Energy" (as defined in the Power Agreement) or a fixed minimum price of $.102 per kilowatt hour ("kWh"), with the limitation that when 89% of SCE's Cost of Energy exceeds $.20 kWh, the price per kWh paid by SCE will be limited to $.20 per kWh plus 70% of the difference between 89% of SCE's Cost of Energy and $.20 per kWh. During 2001, the Partnership earned $.102 per kWh of electricity delivered to SCE.

(2) Since July 1988, the Partnership has contracted with EWSI for the operation and maintenance of the Turbines and the performance of certain ancillary management services, such as collection of revenues from SCE and the administration and payment of all Partnership expenses. Under the provisions of this contract (the "Management Agreement"), the Partnership pays a management fee of 2% of "Gross Operating Proceeds", which are defined as all gross receipts from the sale of electricity generated by the Turbines and all amounts paid in lieu of receipts from the sale of electricity, including, without limitation, any proceeds of systems performance or wind resource insurance, casualty loss and business interruption insurance paid in reimbursement of lost revenues and warranty payments in reimbursement of lost revenues. Under the Management Agreement, EWSI is entitled to be reimbursed for 115% of the maintenance costs, including labor and material costs that it incurs in the performance of services including services performed by third parties. See Note 4.

(3) The Operating Site is situated on two adjoining parcels of land, consisting of approximately 440 acres, located in the San Gorgonio Pass area of the San Bernardino Mountains approximately 16 miles northwest of Palm Springs, California. The Partnership uses the Infrastructural Improvements and a portion of the Operating Site pursuant to a 20-year easement granted by Mesa under the terms of a Wind Park Easement Agreement dated as of September 7, 1984, as amended (the "Wind Park Easement Agreement"). Mesa has rights to develop wind energy resources at the Operating Site, which includes the Infrastructural Improvements, under a right-of-way grant (the "Right-of-Way Grant") from the United States Bureau of Land Management ("BLM"). The primary term of the Right-of-Way Grant expired on January 26, 2003, but was subsequently extended. See Note 7.

         EWSI, PanAero, and their affiliates have developed and sold additional wind turbines on the Operating Site to ZPII and Mesa has granted a similar easement to ZPII.

         Under the Wind Park Easement Agreement, Mesa charges the Partnership rental fees in an amount equal to the greater of 5% of Gross Operating Proceeds or the Partnership's pro rata share (with the other producers of electric energy from wind power on the Operating Site) of the payments due the BLM under the Right-of-Way Grant. Effective January 1, 1996, the BLM changed the annual rental payment due under the Right-of-Way Grant to a flat rent of $79,000. ZPI and ZPII are each charged a pro rata share of the $79,000 in accordance with the Wind Park Easement Agreement based on their ratios of aggregated rated capacity of the turbines installed on the Operating Site as described above. Rental payments may be adjusted by the BLM annually to reflect any change in the fair rental value of the Operating Site, which could result in revised easement payments by the Partnership to Mesa.

The Partnership distributes cash in accordance with the terms of the Partnership Agreement. Due to less-than-projected operating results, the Partnership has not distributed any cash to the Limited Partners, Dean Witter Reynolds Inc. as a special limited partner, the General Partners or the substituted limited partners during any fiscal year other than 1985, in which the Partnership distributed an aggregate of approximately $158,000 to the Limited Partners and $2,000 to the General Partners. Under the Purchase Notes, the Partnership cannot make cash distributions to its partners unless certain cash reserve balances are maintained, no events of default exist, and certain ratio tests are met. The Partnership did not meet these criteria during 2001.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership's accounting records are maintained on the basis used for federal income tax reporting purposes. For purposes of filing with the Securities and Exchange Commission, the accounting records have been adjusted to reflect generally accepted accounting principles in the United States ("GAAP").

Income Taxes

The Partnership is not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying unaudited financial statements since the income or loss of the Partnership is to be included in the tax returns of the individual partners. The tax returns of the Partnership are subject to examination by federal and state taxing authorities. If such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of the partners could be adjusted accordingly.

The tax attributes of the Partnership's net assets flow directly to each individual partner. Individual partners will have different investment bases depending upon the timing and prices of acquisition of Partnership units. Further, each partner's tax accounting, which is partially dependent upon their individual tax position, may differ from the accounting followed in the financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and their proportionate share of the net assets reported in the financial statements. Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", requires disclosure by a publicly held partnership of the aggregate difference in the basis of its net assets for financial and tax reporting purposes. However, the Partnership does not have access to information about each individual partner's tax attributes in the Partnership, and the aggregate tax basis cannot be readily determined. In any event, management does not believe that, in the Partnership's circumstances, the aggregate difference would be meaningful information.

Cash Equivalents

Cash equivalents are considered to be all highly liquid investments purchased with an original maturity of three months or less.

Depreciation

The Turbines are recorded at cost and are being depreciated on the straight-line method over a twenty-year life. Capitalized improvements and the building are being depreciated on a straight-line method over a fifteen-year life. Expenditures that materially increase the useful lives of assets are capitalized, while ordinary maintenance and repairs are charged to operations as incurred. Replacement of defective parts or expenditures designed to modify Turbines to improve their productivity are expensed as incurred.

Earnings Per Limited Partner Unit

Earnings per Limited Partner unit are calculated based upon the number of Limited Partner units outstanding during each year.

Fair Value of Financial Instruments

For each class of financial instruments, including cash and cash equivalents, accounts receivable, prepaid insurance and other current assets, accounts payable and accrued expenses, accounts payable to related party and accrued interest to related party, the carrying amount approximates fair value because of the short maturity of those instruments.

The estimated fair value of the Partnership's note payable to related party is not materially different from its carrying amount. The fair value is based on discounted present value cash flows using the Partnership's current borrowing rate.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Electricity Sales

Power generated by the Windsystem is recognized as income upon delivery of power to SCE at prices as defined in the Power Agreement.

NOTE 3 - PURCHASE NOTES

The Partnership paid MCC a total of $48.9 million for the purchase, construction and installation of the Turbines, comprising $22.4 million in cash and $26.5 million in the form of eighteen-year, 13% notes in equal semi-annual installments of principal and interest totaling $1.9 million (the "Purchase Notes"). Under an agreement reached in April 1989, MCC reduced the interest rate on the Purchase Notes to 11% effective in January 1990. The Partnership secured its payment obligations under the Purchase Notes by granting MCC security interests in the Turbines and other intangible collateral including the rights, title and interests of the Partnership under several of the Partnership's major operating agreements.

The aggregate scheduled maturities of the Purchase Notes and related interest payments, excluding the effects of principal and interest in arrears, are as follows (in 000's):

                        ------------- Notes -------------
                         Principal          Interest

         2002             $ 3,498            $ 292


The Partnership's cash flows have been insufficient to pay all scheduled principal and interest associated with the Purchase Notes. Consequently, at December 31, 2001, the Partnership was in arrears with respect to principal and interest payments in amounts totaling $1.0 million and $5.4 million, respectively. The Partnership's failure to make timely payments on the Purchase Notes gave MCC the right to foreclose against the collateral of its loans as defined in the Purchase Notes. As of November 25, 2003, MCC has not exercised its right to foreclose under the Purchase Notes. The Partnership believes that it will not be able to pay all amounts due under the Purchase Notes by the scheduled maturity date of December 31, 2002. See Note 7.

NOTE 4 - AMOUNTS PAYABLE TO RELATED PARTIES, NET

In addition to the Purchase Notes (See Note 3) the Partnership had a $0.3 million payable to Mesa. Amounts payable to Mesa include easement fees and other miscellaneous expenses related to Windsystem operations. Such amounts are unsecured and non-interest bearing.

The Partnership has the following related party transactions and relationships:

(1) Mesa assigned easement rights to a portion of the Operating Site and granted rights to use the Infrastructural Improvements to the Partnership under the Wind Park Easement Agreement (See Note 1). The Partnership incurred $0.2 million in easement fees during 2001 pursuant to the Wind Park Easement Agreement.

(2) The Partnership contracted with EWSI to operate and maintain the Turbines and to perform certain management and administrative services under the Management Agreement (See Note 1). The Partnership incurred expenses of $1.0 million during 2001 pursuant to the Management Agreement.

In 1988, Mesa assigned $581,000 of receivables from the Partnership to each of its partners, EWSI and an affiliate of PanAero. EWSI subsequently forgave its $581,000 of receivables from the Partnership. This forgiveness was treated as a capital contribution in the accompanying financial statements.

NOTE 5 - LITIGATION

PanAero Litigation

In July of 1995, PanAero, among other plaintiffs (collectively, the "Plaintiffs"), filed a lawsuit entitled, PanAero Management Corporation et al.
v. Zond Systems, Inc., et al. (collectively, the "Defendants"), Los Angeles Superior Court Case No. BC 130959. The Plaintiffs alleged that the Defendants improperly allocated certain expenses to the Partnership and ZPII. The Plaintiffs sought equitable relief and damages in excess of $6.9 million. The case went to trial before Retired Judge Leon Savitch, acting as Referee, during the last quarter of 1997 and was completed in January 1998. On March 23, 1998, the Referee entered his judgment and found for the Defendants on each of the Plaintiff's claims. The Referee further determined that the Defendants were entitled to recover from the Plaintiffs all of their court costs and legal fees, totaling approximately $1.9 million. On July 22, 1998, Los Angeles Superior Court Judge Valerie Baker entered as the Court's judgment the findings of the Referee. The Plaintiffs appealed the Court's judgment to the California Court of Appeal. On March 21, 2000, the Court of Appeal affirmed the judgment of the Superior Court and ordered the Plaintiffs to pay the Defendants' costs of appeal. Separately, the Defendants commenced actions (including an arbitration and a separate lawsuit) against the Plaintiffs (including certain board members) for, among other things, collection and malicious prosecution. In June 2000, the Settlement Agreement was entered into among the applicable parties, settling all of the above claims.

SCE Dispute

Market conditions in the California energy sector during 2000 and 2001 created a significant cash flow problem for SCE. At the end of January 2001, SCE advised the Partnership that SCE would not make payments for power deliveries in November and December 2000. The Partnership, along with other renewable source generators, engaged in discussions with SCE seeking payment from SCE for past due amounts under applicable power agreements entered into with SCE.

The Partnership continued to operate the Windsystem and deliver power to SCE believing that eventually a solution would be negotiated. SCE continued to default on its contractual obligations by missing payments due for January, February, and March 2001 power deliveries.

On March 27, 2001, the California Public Utilities Commission (the "CPUC") issued an order (the "CPUC Order") obligating SCE to begin payments for power delivered on a going-forward basis. Following the issuance of the Order, SCE initiated discussions with renewable source generators, including the Partnership, to agree on a payment plan for power delivered on a going-forward basis. The Partnership agreed with SCE to receive payments twice monthly for power delivered. Payments for the last five days in March 2001, from the date the CPUC Order was effective, through the end of 2001 were received from SCE. The CPUC Order did not address the issue of payments due for the period between November 1, 2000 and March 26, 2001.

By the end of April 2001, discussions with SCE regarding payment for power delivered for the period between November 1, 2000 and March 26, 2001 had not resulted in a solution. The Partnership, along with other renewable source generators (collectively, the "Power Generators"), assisted by outside counsel, explored various legal alternatives to enforce the contractual rights of the turbine owners. With no realistic prospects seemingly imminent for a negotiated solution, some of the Power Generators, including the Partnership, filed suit against SCE on May 2, 2001 in Los Angeles Superior Court (the "SCE Litigation"). The suit sought to recover compensation from SCE for power delivered, or at the option of the plaintiffs, relief from the obligation to deliver power under the existing contracts with SCE coupled with the right to sell power in the open market across the SCE transmission grid.

In June 2001, SCE sent an offer to renewable source generators to settle the amounts past due and proposed a structure for payment of the amounts past due. The offer resulted from lengthy negotiations between SCE and representatives of independent energy producers, monitored by representatives of the Governor of California. The offer provided for the payment of all amounts past due with interest accruing at 7% to the date of payment. On August 22, 2001, Mesa, for the benefit of the Partnership, entered into a settlement agreement with SCE that, among other things, set forth the terms for payment of past due amounts to Mesa, and ultimately the Partnership (the "SCE Payment Agreement").

The SCE Payment Agreement provides that past due amounts be paid in three installments, 10% of the amount outstanding plus interest on all the past due amounts to the date of the installment payment to be paid shortly after execution of the SCE Payment Agreement, another 10% of the amount outstanding to be paid when the SCE Payment Agreement becomes effective (after CPUC approval and certain other conditions are satisfied), and the final 80% to be paid when the California State Legislature approves a plan that restores SCE's credit. SCE paid the first installment due under the SCE Payment Agreement on August 31, 2001. See Note 7.

NOTE 6 - ACCOUNTING PRONOUNCEMENTS

In 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133, as amended, which was effective January 1, 2001, requires all derivatives to be recognized on the balance sheet at fair value. Gains or losses from changes in the fair value would be recognized in earnings in the period of change, unless the derivative is designated as a hedging instrument. Gains or losses from hedges of a forecasted transaction or foreign currency exposure would be reflected in other comprehensive income. Gains or losses from hedges of a recognized asset or liability or a firm commitment would be reflected in earnings for the ineffective portion of the hedge. The Partnership adopted SFAS No. 133 during 2001 and the adoption did not have a material impact on the Partnership.

In July 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 addressed financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to all legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Partnership does not expect the adoption of this statement to have a material impact on the results of operations and financial condition of the Partnership. See Note 7.

NOTE 7 - SUBSEQUENT EVENTS

Bankruptcy and Mergers

Commencing on December 2, 2001, and periodically thereafter, Enron and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On February 20, 2002, EWC and EWSI each filed a voluntary petition for relief under Chapter 11 of the

Bankruptcy Code. Additionally, two California limited liability companies formed on February 19, 2002 for the purposes of merging with EWC and EWSI in anticipation of the sale of Enron's wind business also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

EWC merged with and into one of the limited liability companies on April 19, 2002 and the surviving limited liability company changed its name to Enron Wind LLC ("EW"). EWSI merged with and into the other limited liability company, also on April 19, 2002, and that surviving limited liability company changed its name to Enron Wind Systems, LLC ("EWS").

On April 12, 2002, ZWMC merged with and into a third California limited liability company, formed on March 12, 2002, and the surviving limited liability company changed its name to Zond Windsystems Management LLC ("ZWM"). On May 3, 2002, Zond Construction Corp. merged with and into a fourth California limited liability company, formed on March 21, 2002, and the surviving limited liability company changed its name to Zond Construction LLC ("ZC"). As of November 25, 2003, neither ZWM nor ZC has filed for bankruptcy.

Sale to General Electric

On April 10, 2002, Enron, EWC and certain of its subsidiaries, including EWSI, entered into an Amended and Restated Purchase and Sale Agreement in which such entities agreed to sell in an asset sale (the "GE Sale") their wind turbine manufacturing, operation and maintenance and construction businesses to General Electric Company, acting through its GE power systems business ("GEPS"). The GE Sale was consummated on May 10, 2002. EW retained the existing wind power projects including the indirect ownership of the general partnership interest in the Partnership. However, effective as of the sale, substantially all of the employees who had been involved in the management of the Partnership transferred to GEPS.

Following the sale to GEPS, new management was appointed to manage and operate the Partnership, and ZWM's principal executive offices were moved to 1400 Smith Street, Houston, Texas 77002. Eric D. Gadd was appointed President and Chief Executive Officer of ZWM on September 26, 2002. ZWM has no directors.

Operation and Maintenance Services

Prior to May 10, 2002, Enron Wind Maintenance LLC, an affiliate of EWS, provided operations and maintenance services for the Windsystem. On May 10, 2002, in connection with the GE Sale, EWS contracted with GE Wind Energy, LLC to perform certain operations and maintenance services relating to the Windsystem for a period of one year ending on May 10, 2003. In April 2003, EWS entered into an agreement with SeaWest Asset Management Services, LLC to provide certain operation and maintenance services relating to the Windsystem for a 5-year period ending on May 10, 2008.

SCE Dispute

All remaining amounts outstanding from SCE under the SCE Payment Agreement were collected from SCE by the end of March 2002. The Partnership, along with the other power generators party to the SCE Litigation, dismissed the SCE Litigation in August 2003.


Purchase Notes

The Purchase Notes matured on December 31, 2002. At that time, there was $1.0 million and $5.8 million of principal and interest in arrears, respectively. From January 1, 2003 through November 25, 2003, $0.6 million was paid on the Purchase Notes, all of which was applied to principal.

As of November 25, 2003, MCC has not exercised its right to foreclose under the Purchase Notes.

FERC Investigation

In May 2003, the Federal Energy Regulatory Commission (the "FERC"), pursuant to FERC Docket No. EL03-47-000, began investigating whether the Windsystem and certain other power projects owned by Enron or its affiliates failed to meet the ownership criteria for qualifying facility ("QF") status under the Public Utility Regulatory Policy Act of 1978 ("PURPA").

Under PURPA, and the applicable FERC regulations, a power project is not a QF if more than 50% of the equity interest in the project is owned by an electric utility or electric utility holding company. On July 11, 2003, the investigation of the QF status of the Windsystem by the FERC was set for hearing by the FERC. On July 22, 2003, the FERC investigation relating to the Windsystem was assigned to a FERC settlement judge. Representatives of the Partnership and the FERC have held several settlement meetings, and settlement discussions relating to the investigation are ongoing.

Properties

On December 19, 2002, the Right-of-Way Grant was extended for a ten-year period commencing on January 27, 2003; however, the Wind Park Easement Agreement still expires on December 31, 2004.

Recently Issued Accounting Pronouncements

On January 1, 2003, the Partnership adopted SFAS No. 143 "Accounting for Asset Retirement Obligations". The adoption did not have a material impact on the Partnership's results of operations or financial condition.

                                                                    Exhibit 10.8

        AGREEMENT ADDRESSING RENEWABLE ENERGY PRICING AND PAYMENT ISSUES

                                     between


                              MESA WIND DEVELOPERS

                                  QFID No. 6007

                                       and


                       SOUTHERN CALIFORNIA EDISON COMPANY


1.       PARTIES.
         -------

The Parties to this Agreement Addressing Renewable Energy Pricing and Payment Issues ("Agreement") are Mesa Wind Developers ("SELLER"), a California joint venture, and Southern California Edison Company ("EDISON"), a California corporation. EDISON and SELLER are hereinafter sometimes referred to individually as a "Party" and jointly as the "Parties."

2.       RECITALS.
         --------

This Agreement is entered into between the Parties with reference to the following facts:

2.1 On April 12, 1982, SELLER's predecessor and EDISON executed a power purchase agreement (the "Contract"), which establishes, among other things, the terms and conditions pursuant to which EDISON purchases electric power from SELLER and SELLER sells electric power to EDISON.

2.2 On or about August 15, 1986, EDISON consented to an assignment of the Contract from SELLER's predecessor to SELLER and such assignment was made.

2.3 Among other things, the Contract currently provides that EDISON will pay SELLER for energy delivered by SELLER to EDISON at the higher of a floor of
10.2 cents per kWh or in accordance with a formula that does not use the short run avoided cost ("SRAC") methodology established from time to time by the California Public Utilities Commission ("Commission").

2.4 On December 9, 1996, the Commission issued Decision ("D.") 96-12-028, which reformed the SRAC methodology for energy payments made by EDISON to qualifying facilities ("QFs").

2.5 On March 27, 2001, the Commission issued D.01-03-067, which modified the SRAC methodology approved by the Commission in D.96-12-028. Various parties, including EDISON, filed applications for full or partial rehearing of D.01-03-067, which applications remain pending before the Commission.

2.6 On January 4, 2001, the Commission issued D.01-01-007, which established energy loss adjustment factors for QFs based on generator meter multipliers reported by the California Independent System Operator. Various parties, including EDISON, filed applications for full or partial rehearing of D.01-01-007.

2.7 EDISON has not paid SELLER for energy and capacity delivered by SELLER to EDISON during the period November 1, 2000 through and including March 26,
2001.   Various  disputes  exist  between  the  Parties  arising  out  of  these circumstances and others.

2.8 On May 2, 2001, Seller initiated a civil action for beach of contract, entitled Cabazon Power Partners LLC; Victory Garden Power Partners I LLC; Z.C.O., Inc.; Zond Windsystem Energy Associates III; Zond Windsystem Energy Associates IV; Zond Windsystem Energy Associates V; Zond Windsystem Energy
Associates VII; Zond Windsystem Energy Associates IX; Zond Windsystem Energy Associates X; Zond Windsystem Energy Associates XI; Zond Windsystem Energy Associates XII; Enron Wind System, Inc.; Painted Hills Wind Developers; Mesa Wind Developers; Zond Windsystem Partners LTD. Series 85-A; Zond Windsystem Partners LTD. Series 85-B; Zond-Panaero Windsystem Partners I; Zond-Panaero Windsystem Partners II; and ZWHC, LLC. v. Southern California Edison Company, Los Angeles County Superior Court, Central District, Case No. BC-249688 (the "Litigation") seeking, among other things, damages, suspension and the right to terminate the Contract. Edison has disputed that such relief is warranted.

2.9 In recognition of the Parties' respective positions and claims with respect to D.01-03-067, D.01-01-007 and the Litigation [if applicable], and in order to attempt to compromise their ongoing disputes, EDISON and SELLER have agreed to: (1) [this subsection intentionally left blank]; (2) [this subsection intentionally left blank]; (3) establish a mechanism for resolving the Parties' dispute concerning the amounts owned by EDISON to SELLER with respect to deliveries by SELLER to EDISON during the period November 1, 2000 through March 26, 2001 and, subject to the occurrence of certain contingent events, as set forth in this Agreement, to provide a mutually agreed to payment schedule, for payment of such amounts, including payment of interest thereon; (4) upon the occurrence of certain conditions, as set forth in this Agreement, enter into a stay and tolling period with respect to the Parties' claims and defenses as asserted in the Litigation or otherwise with respect to EDISON's nonpayment for energy and capacity delivered by SELLER to EDISON during the period November 1, 2000 through March 26, 2001 [if applicable]; and (5) upon the occurrence of certain conditions, as set forth in this Agreement, mutually release and forever discharge each other from claims as set forth in Section 3.6 of this Agreement.

3.       AGREEMENT.
         ---------

In consideration of the promises, mutual covenants and agreements hereinafter set forth, the Parties hereby agree to the following:

3.1      EFFECTIVE DATE.
         --------------

Except as provided in Section 4.2 with respect to Commission Approval (as such term is defined in said Section), this Agreement shall become effective on the date that it has been executed by duly authorized representatives of each of the Parties.

3.1.1    CLOSING PROCEDURES - SELLER.
         ---------------------------

[This section intentionally left blank.]

3.1.2    CLOSING PROCEDURES - EDISON.
         ---------------------------

[This section intentionally left blank.]

3.2      PAYMENT OF PAST DUE AMOUNTS.
         ---------------------------

3.2.1    STIPULATED AMOUNT DEFINED.
         -------------------------

The "Stipulated Amount" is the principal amount deemed to be owed, for settlement purposes, by EDISON to SELLER for energy (as calculated pursuant to D.96-12-028 as it was in effect prior to March 27, 2001, or by such other formula, if any, as provided in the Contract) and capacity delivered by SELLER to EDISON during the period November 1, 2000 through and including March 26, 2001 pursuant to the Contract, less any amounts owed to EDISON by SELLER under the Contract or otherwise. Prior to the payment by EDISON to SELLER of the Final Payment Amount, as defined in Section 3.2.5, the Stipulated Amount shall be deemed provisional only and shall be used only for the purpose of calculating interest payments made pursuant to Section 3.2.2, the Initial Partial Payment and the Second Partial Payment, as defined in Section 3.2.3, and the Final Payment Amount, as defined in Section 3.2.5, and shall not be relied upon by the Parties for any other purpose whatsoever, including introduction of the Stipulated Amount, this Agreement or any Commission decision either approving or disapproving this Agreement (or any standard form agreement upon which this Agreement is based) as evidence in the Litigation [if applicable] or in any other legal or regulatory proceeding of the amount owed by EDISON to SELLER with respect to energy and capacity delivered by SELLER to EDISON during the period November 1, 2000 through March 26, 2001.

3.2.2    INTEREST PAYMENTS ON STIPULATED AMOUNT.
         --------------------------------------

Commencing on the date which is three business days from the date of execution of this Agreement by the Parties (such date, the "Initial Interest Payment Date" and such initial interest payment, the "Initial Interest Payment") and on the first day of each month thereafter prior to the Final Payment Date, as defined in Section 3.2.4 below, EDISON shall make a payment to SELLER of interest on the outstanding balance of the Stipulated Amount calculated at the rate and in the manner specified in Section 17.4 of the Contract; provided, however, that if the date of execution of this Agreement occurs within five (5) days of the end of a month, then the Initial Interest Payment Date shall be the first day of the following month. As to unpaid sums for power deliveries included in the Stipulated Amount, interest at such annual rate shall run from the date on which the unpaid sum for a particular monthly delivery first were to have been mailed by EDISON to SELLER under the Contract until such interest is paid on the Initial Interest Payment Date. For offsets against such unpaid sums included in the Stipulated Amount, interest at the same rate identified above shall run from the date on which each amount that EDISON is entitled to offset first became due from SELLER to EDISON. Interest owed to SELLER and interest owed to EDISON pursuant to the foregoing calculations will be netted to determine the actual amount owing to SELLER on the Initial Interest Payment Date. For illustration purposes, Exhibit 3.2.2 to this Agreement sets forth the amount of the Initial Interest Payment that EDISON would make to SELLER assuming that the Initial Interest Payment Date occurred on June 18, 2001. Thereafter, interest payable monthly to SELLER under this Section 3.2.2 shall be calculated based on the remaining unpaid balance of the Stipulated Amount, as adjusted from time-to-time to reflect any partial payments of the Stipulated Amount by EDISON, and as further adjusted from time-to-time to reflect any additional amounts owed by SELLER to EDISON. EDISON's obligation under this Agreement to make such interest payments shall terminate at the end of the Standstill Period, as defined in Section 3.3.1, regardless of the nature of the even that causes the end of the Standstill Period.

3.2.3    PARTIAL PAYMENTS OF THE STIPULATED AMOUNT.
         -----------------------------------------

On the Initial Interest Payment Date, EDISON shall also pay to SELLER ten (10) % of the Stipulated Amount (the "Initial Partial Payment"). Additionally, on the Second Partial Payment Date, as defined in this Section 3.2.3, EDISON shall make another payment to SELLER equal to ten (10) % of the Stipulated Amount (the "Second Partial Payment"). "The Second Partial Payment Date" means five (5) business days after the MOU Effective Date. For purposes of this Agreement, "MOU Effective Date" means the first day on which both of the following have occurred: (a) all legislation implementing the Memorandum of Understanding between EDISON and the California Department of Water Resources dated April 9, 2001 ("MOU"), or such other legislation based on the MOU or otherwise, that restores EDISON to creditworthiness has become effective, and (b) the Commission has issued all orders that are necessary to implement the MOU or other mechanisms contained in such legislation based on the MOU or otherwise which are designed to restore EDISON to creditworthiness. Nothing herein shall preclude EDISON from, at any time, electing to make partial payments of the Stipulated Amount that are in addition to those specified in this Section 3.2.3.

3.2.4    FINAL PAYMENT.
         -------------

On the Final Payment Date, as defined below, EDISON shall pay to SELLER the Final Payment Amount, as determined in accordance with Section 3.2.5 of this Agreement. "Final

Payment Date" means the fifth business day after the first day on which EDISON receives proceeds from the first financing of the "net undercollected amount" resulting from the MOU or other mechanisms contained in such other legislation based on the MOU or otherwise that restore EDISON to creditworthiness. EDISON shall take all commercially reasonable, practicable and effective steps to secure a fully effective securitization or financing order ("Financing Order") from the Commission for the purpose of implementing the MOU or other mechanisms contained in such other legislation based on the MOU or otherwise that are sufficient to restore EDISON to creditworthiness. Upon receipt of the Financing Order, EDISON shall take all commercially reasonable, practicable and effective steps to obtain the securitization and financing contemplated thereby, for the purpose, inter alia, of paying the Final Payment Amount. EDISON expects that following receipt of the Financing Order, EDISON will obtain financing in accordance with the timetable set forth in Schedule A, attached hereto.

3.2.5    CALCULATION OF FINAL PAYMENT AMOUNT.
         -----------------------------------

The Final Payment Amount is equal to (i) the Stipulated Amount; (ii) plus all accrued but unpaid interest thereon (if any) pursuant to Section 3.2.2; (iii) less all partial payments of the Stipulated Amount made by EDISON pursuant to
Section 3.2.3 or otherwise.

3.3      FORBEARANCE.
         -----------

3.3.1    STANDSTILL.
         ----------

Immediately upon the making of both the Initial Interest Payment and the Initial Partial Payment by EDISON, or as soon thereafter as is reasonably practicable, SELLER and EDISON, as applicable, shall: (1) take all necessary steps to stay or suspend any outstanding action, claim or proceeding against the other Party and/or any of its affiliates arising from or related to either Party's performance or non-performance under the Contract, including but not limited to the Litigation [if applicable], and will take no further action with respect to any such matter(s) other than immediately to inform the court or other authority before which such matter(s) are pending of such stay and to cause to be filed in the affected proceeding any pleadings or other documents which are necessary to cause such matter to be stayed in its entirety during the Standstill Period, as defined below; (2) if SELLER has obtained an attachment or other lien against the property of EDISON or any of its affiliates or a temporary restraining order, preliminary injunction or other equivalent order permitting SELLER to either suspend or terminate energy deliveries to EDISON under the Contract, take all steps reasonably necessary to release, relinquish, vacate or stay such attachments, liens or order(s), as appropriate during the pendency of the Standstill Period including, but not limited to, instructing the sheriff and/or levying officer to release the lien or the levy of any writ of attachment and taking such further actions as are reasonably necessary to cause such release to be effectuated within five (5) days of the commencement of the Standstill Period, as defined below; and (3) refrain from commencing or asserting any new litigation, proceedings or claims against the other Party or any of its affiliates arising from or related to either Party's performance or non-performance under the Contract prior to the date on which this Agreement has been executed by the Parties. The foregoing sentence, however, shall not require SELLER to release or vacate any right to attach order previously obtained by SELLER provided that SELLER has complied with its obligation to release any lien or levy actually accomplished pursuant to such right to attach order. Furthermore, during the Standstill Period, EDISON, on the one hand, and SELLER and any trade organization of which it is a member (to the extent that SELLER has the capacity to cause such trade association to do so), on the other hand, shall, as to each other, take all necessary steps to suspend or stay any regulatory proceeding(s) pending before the Federal Energy Regulatory Commission ("FERC") or the Commission concerning (a) SRAC or (b) performance by EDISON or SELLER pursuant to the Contract. "Standstill Period," as used herein, means the period commencing with the date on which both the Initial Interest Payment and Initial Partial Payment have been made and ending on the earliest of the following dates: (1) default by EDISON under any of the payment provisions contemplated by this Agreement or the Contract with respect to payments for energy and capacity due after March 26, 2001 under the Contract; (2) the Final Payment Date if EDISON pays the Final Payment Amount; (3) December 31, 2001, if by such date legislation implementing the MOU (or other mechanisms contained in legislation based on the MOU or otherwise that are designed to restore EDISON to creditworthiness) has not been signed by the Governor (without regard to whether the legislation has actually become effective) and the Commission has not issued the orders contemplated by the MOU (or other mechanisms contained in legislation based on the MOU or otherwise that are designed to restore EDISON to creditworthiness); (4) April 1, 2002, if by March 31, 2002 legislation implementing the MOU (or other mechanisms contained in legislation based on the MOU or otherwise that are designed to restore EDISON to creditworthiness) has not become effective; or (5) either EDISON files a petition for protection under the bankruptcy laws or an involuntary petition for relief in bankruptcy is filed against EDISON and an order for relief is entered with respect to such petition. Notwithstanding the foregoing, nothing in this Section 3.3.1 shall prohibit EDISON from pursuing or participating in judicial and/or regulatory proceedings pertaining to any other qualifying facility that has not executed this form of Agreement or another form of agreement providing for forbearance of claims against EDISON.

3.3.2    EFFECT OF TERMINATION OF STANDSTILL PERIOD.
         ------------------------------------------

In the event that the Standstill Period terminates for any reason other than payment of the Final Payment Amount, then EDISON and SELLER may seek to cause any stay entered in any court or regulatory proceeding to be lifted or dissolved but such right shall be without prejudice to either Party's position regarding any stay that may issue in connection with a bankruptcy proceeding. Furthermore, in such event, neither EDISON nor SELLER shall be deemed to have waived any right, claim or defense as a result of having executed this Agreement, or by virtue of the Standstill Period, including, without limitation, claims and defenses with respect to the issues of (1) whether SELLER is entitled to suspend or terminate the Contract and (2) the lawfulness of any price that was used to determine the Stipulated Amount.

3.3.3    TOLLING.
         -------

During the Standstill Period, the running of time with respect to any statute of limitation or regulation applicable to the time within which to file for or appeal from any form of regulatory relief or order, or with respect to any other defense or claim based on the lapse of time, shall be suspended and tolled day-for-day.

3.3.4    NO INVOLUNTARY PETITION.
         -----------------------

From the date that this Agreement has been executed by the Parties through the earlier of (i) the termination of this Agreement pursuant to Section 4.13 or
(ii) the expiration or termination of the Standstill Period pursuant to Section 3.3.1, neither SELLER nor any of its affiliates shall file an involuntary petition for relief in bankruptcy against EDISON.

3.4      ENERGY PRICING.
         --------------

3.4.1    INTERIM ENERGY PRICE.
         --------------------

[This section intentionally left blank.]

3.4.2    FIXED ENERGY PRICE.
         ------------------

[This section intentionally left blank.]

3.4.3    [This section intentionally left blank.]

3.5      ENERGY LOSS ADJUSTMENT FACTOR.
         -----------------------------

[This section intentionally left blank.]

3.6      MUTUAL RELEASES; DISMISSAL OF LITIGATION.
         ----------------------------------------

Effective upon and subject to EDISON paying the Final Payment Amount to SELLER:

     (a) The Parties release and discharge each other and their respective affiliates, parents, officers, directors, employees, agents, insurers, attorneys and assigns from any and all claims, debts, liens, causes of action or damages of any kind whatsoever existing at any time on or before the date on which this Agreement has been executed by the Parties, whether in law or in equity, whether known or unknown, arising from or related to either Party's performance or non-performance under the Contract; provided, however, that nothing herein shall be deemed to release or waive any claim arising from or related to either Party's performance or non-performance under the Contract from and after the day following the date on which this Agreement has been executed by the Parties regardless of whether such performance or non-performance, insofar as it also existed before the date on which this Agreement has been executed by the Parties, is released pursuant to this Section 3.6 for such prior period. Notwithstanding the foregoing, nothing contained in this Agreement shall release any person or entity other than SELLER itself from any claims, causes of action, or rights
EDISON may now have, or may obtain in the future, for illegal or otherwise actionable conduct that resulted in increases in the prices EDISON paid or was required to pay for electricity, natural gas, or both. As to claims that are released pursuant to this Section 3.6, SELLER and EDISON waived the application of California Civil Code Section 1542, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor," and

     (b) The Parties shall promptly cause to be dismissed with prejudice all claims in the Litigation [if applicable] that would be barred by the foregoing mutual release.

4.       OTHER TERMS AND CONDITIONS.
         --------------------------

4.1      RESUMPTION OF DELIVERIES.
         ------------------------

Upon the date that this Agreement has been executed by the Parties, or as soon thereafter as is reasonably practicable, SELLER shall, if it previously ceased deliveries to EDISON pursuant to the Contract under a notice of cancellation, court order or otherwise, resume deliveries under the Contract, which shall be deemed to have continued uninterrupted notwithstanding any previous notice of cancellation or termination by SELLER.

4.2      COMMISSION APPROVAL.
         -------------------

With the exception of Section 3.2.2, Section 3.2.3 (but only insofar as it provides for the Initial Partial Payment), Section 3.3 (i.e., Sections 3.3.1 through 3.3.4) and Section 4.1 of this Agreement, this Agreement, or in the alternative, the form agreement upon which this Agreement is based if EDISON submits that form instead to the Commission, is subject to Commission Approval as to reasonableness for purposes of rate recovery by EDISON, and shall not become effective until Commission Approval has been obtained or waived by EDISON, as provided herein. "Commission Approval," as used in this Agreement, shall mean that the Commission has issued a final decision, no longer subject to appeal, approving this Agreement or the standardized form, as appropriate, without condition or modification unacceptable to the Parties and containing findings to the effect that: (i) this Agreement (or the standardized form) and EDISON's entry into this Agreement (or any agreement based substantially on the standardized form) are reasonable and prudent for all purposes, including, but not limited to, recovery of all payments made pursuant hereto in rates, subject only to review with respect to the reasonableness of EDISON's future administration of the Contract and this Agreement after taking into account the effect of the mutual releases provided for in Section 3.6 (such that EDISON'S administration of the Contract for the period through the date on which this Agreement has been executed by the Parties is deemed to have been reasonable and prudent for all purposes), and (ii) the terms of this Agreement shall be in lieu of and replace in their entirety such orders as the Commission may have previously issued or may hereafter issue that either require EDISON to make any payments to SELLER for deliveries during the period November 1, 2000 through March 26, 2001 that are different from or are in addition to the payment obligations established by this Agreement or which would require payment for energy sold by SELLER under the Contract under terms and conditions that differ from or are in addition to those provided for in this Agreement. EDISON shall file with the Commission the appropriate request for approval of this Agreement or the standardized form, as appropriate, and seek such approval expeditiously. SELLER shall use reasonable efforts in cooperation with EDISON for the purpose of obtaining Commission Approval.

4.3      WAIVER OF COMMISSION APPROVAL.
         -----------------------------

In its sole discretion, EDISON may waive Commission Approval as to all or any individual aspect of this Agreement requiring Commission Approval at any time by giving notice of such waiver in writing to SELLER.

4.4      EFFECT ON CONTRACT.
         ------------------

Except as expressly provided herein, all provisions of the Contract, including but not limited to the capacity payment provisions, shall remain in effect and unchanged and shall not be affected by the terms and conditions of this Agreement. Nothing herein shall be read to extend the term of the Contract.

4.5      NO WAIVER.
         ---------

None of the provisions of this Agreement, including this paragraph, shall be considered waived by either Party unless such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

4.6      FURTHER AGREEMENTS.
         ------------------

This Agreement shall not be amended, changed, modified, abrogated or superseded by a subsequent agreement unless such subsequent agreement is in the form of a written instrument signed by the Parties.

4.7      ENTIRE AGREEMENT.
         ----------------

Subject to the provisions of Section 4.4 hereof, this Agreement constitutes the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, undertakings, and agreements between the Parties concerning the subject matter of this Agreement.

4.8      SUCCESSOR AND ASSIGNS.
         ---------------------

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

4.9      CONSTRUCTION.
         ------------

This Agreement is the result of negotiation and each Party has participated in the preparation of this Agreement. Accordingly, any rules of construction to the effect that an ambiguity is to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Furthermore, the underlined headings used in this Agreement are for reference purposes only and do not themselves constitute any of the terms of this Agreement.

4.10     GOVERNING LAW.
         -------------

This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

4.11     NO PRECEDENT; USE IN LITIGATION.
         -------------------------------

Each Party agrees that this Agreement arises from unique facts and circumstances and, as such, the various provisions of this Agreement, such as, but not limited to, the Fixed Rate and the Stipulated Amount, shall not be used as evidence, or the basis for disputing the validity or appropriateness of such values, or for determination of avoided costs before FERC, the Commission, or any court or other judicial or quasi-judicial body, and nothing herein may be used as an admission against any Party. Neither Party will introduce or otherwise use this Agreement or any of its terms or conditions in any judicial or administrative proceeding or to influence any governmental action, other than for the purpose of enforcing the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Section 4.11, neither this Agreement, nor any of its terms or conditions, shall be admissible for any purpose in the Litigation [if applicable] or in any future litigation arising from the disputes referenced in Section 2.7.

4.12     AUTHORIZED SIGNATURES; NOTICES.
         ------------------------------

Each Party represents and warrants that the person who signs below on behalf of that Party has authority to execute this Agreement on behalf of such Party and to bind such Party to this Agreement. All notices given under this Agreement shall be in writing and shall be effective on the same day if delivered by personal delivery or facsimile transmission, one day after sending if delivered by overnight delivery service, or five days after sending if delivered by first class U.S. mail. Notices shall be directed to the individual or individuals who are designated to receive notices under the Contract.

4.13    TERMINATION.
        -----------

This Agreement shall terminate automatically in its entirety on the earlier of the following dates: (1) one hundred twenty (120) days from the date on which this Agreement has been executed by the Parties if Commission Approval, as defined in Section 4.2 of the Agreement, has not been obtained or waived by EDISON; (2) June 1, 2002 if Final Payment, as defined in Section 3.2.4, has not been made as of such date, or (3) the first day after the last day of the Fixed Rate Period, as defined in Section 3.4.2. However, the second sentence of
Section 3.2.1 and the entirety of Section 4.11 shall survive any termination of this Agreement.

MESA WIND DEVELOPERS,

         a California joint venture

By:      Enron Wind Systems, Inc.,

         a California corporation

By:               /s/ Eric P. Newell
         -----------------------------------
Name:             Eric P. Newell
         -----------------------------------
Title:            Vice President
         -----------------------------------
Date:             Aug. 22, 2001
         ---------------------------


By:     PanAero California LTD.,

        a California limited partnership,

By:     PAMC Management Corporation,

        a Colorado corporation,

        its general partner

By:             /s/ Marilyn Hardy
        -----------------------------------
Name:           Marilyn Hardy
        -----------------------------------
Title:            Vice President
        -----------------------------------
Date:             Aug. 22, 2001
        -----------------------------------

SOUTHERN CALIFORNIA EDISON COMPANY

         a California corporation

By:               /s/ Stephen E. Frank
         -----------------------------------
Stephen E. Frank

Chairman, President and Chief Executive Officer

Date:             August 22, 2001
        ------------------------------------

                                  EXHIBIT 3.1.1




Southern California Edison

2244 Walnut Grove Avenue

Rosemead, California 91770

Attn: QF Resources


     Re: Agreement Addressing Energy Pricing and Payment Issues ("Agreement") between [Qualifying Facility] ("SELLER"), a [describe legal status], and Southern California Edison Company ("EDISON"), a California corporation.


Dear Sir or Madam:


     Enclosed is the captioned Agreement, duly executed by an authorized officer of SELLER. This Agreement shall not be deemed delivered by SELLER until, and therefore shall not be a binding obligation of SELLER until, EDISON executes the Agreement and returns a copy of the executed Agreement to SELLER in accordance with the provision of Section 3.1.2 of the Agreement. This letter acknowledges that EDISON consents to the condition imposed upon the delivery by SELLER of this Agreement recited in the preceding sentence.



                                                     Very truly yours




                                                     SELLER



                                                     By:
                                                         ---------------------

                                  Exhibit 3.2.1



                          PROVISIONAL STIPULATED AMOUNT
                          -----------------------------


SELLER's Stipulated Amount, for the purpose of implementing the terms and conditions of this Agreement, and for no other purpose whatsoever, is $1,670,599.06. Such amount is calculated by taking the difference between (1) the principal amount deemed to be owed, for settlement purposes, by EDISON to SELLER for energy (as calculated pursuant to D.96-12-028 as it was in effect prior to March 27, 2001, or by such other formula, if any, as provided in the Contract) and capacity delivered by SELLER to EDISON during the period November 1, 2000 through and including March 26, 2001 pursuant to the Contract, which is $1,670,599.06, less (2) the amount owed to EDISON by SELLER under the Contract, or otherwise, which is $00.00.


Prior to the payment by EDISON to SELLER of the Final Payment Amount as defined in Section 3.2.5, the Stipulated Amount shall be deemed provisional only and shall be used only for the purpose of calculating interest payments made pursuant to Section 3.2.2 of the Agreement, the Initial Partial Payment and the Second Partial Payment, as defined in Secton 3.2.3 of the Agreement, and the Final Payment Amount, as defined in Section 3.2.5 of the Agreement, and shall not be relied upon by the Parties for any other purpose whatsoever, including introduction of the Stipulated Amount, this Agreement or any Commission decision either approving or disapproving this Agreement (or any standard form agreement upon which this Agreement is based) as evidence in the Litigation [if applicable] or in any other legal or regulatory proceding of the amount owed by EDISON to SELLER, with respect to energy and capacity delivered by SELLER to EDISON during the period November 1, 2000 throuh March 26, 2001.

                                  EXHIBIT 3.2.2


                      INITIAL INTEREST PAYMENT CALCULATION
                      ------------------------------------


Assuming that the Initial Interest Payment Date, as defined in Section 3.2.2 of the Agreement, is June 18, 2001, then the Initial Interest Payment due SELLER is $67,867.69. Such amount is calculated by taking the difference between (1) interest on the outstanding balance of the principal amount deemed to be owed, for settlement purposes, by EDISON to SELLER as set forth in Exhibit 3.2.1 calculated at the rate and in the manner specified in Section 3.2.2 of the Agreement, which is $67,867.69, less (2) interest calculated at the same rate on the amount owed EDISON by SELLER as shown in Exhibit 3.2.1, which is $0.00.



Payment by EDISON to SELLER of the Initial Interest Payment or of any subsequent interest payment pursuant to Section 3.2.2 of this Agreement shall not be deemed a waiver or modification of the provisional nature of the Stipulated Amount as provided in Section 3.2.2, and the payment of such interest payments shall be subject to the same limitations regarding the use of the amount of such payments which pertain to the Stipulated Amount itself.

                                  EXHIBIT 3.4.2



             ADDITIONAL PAYMENT PROVISIONS PERTAINING ONLY TO 25% OF
             -------------------------------------------------------
             ENERGY DELIVERIES MADE BY SOLAR-POWERED OF PROJECTS TO
             ------------------------------------------------------
                       EDISON DURING THE FIXED RATE PERIOD
                       -----------------------------------



                      This exhibit intentionally left blank

                                   Schedule A

                    KEY MILESTONES TO ISSUING SECURITIZATION
                    ----------------------------------------



Milestone                                                   Expected Timing
---------                                                   ---------------


    1.  Non-appealable Financing Order in Effect            Start

    2.  SEC Registration Process Completed                  Concurrent w/step 11

    3.  Rating from Credit Rating Agencies Obtained2        Concurrent w/step 1

    4.  Marketing of Bonds to Investors                     + 3 wks

    5.  Department of Finance Approval                      Concurrent

    6.  Marketing Completed and Bonds Prices                + 1 wk

    7.  Issuance Advice Letter Effective/Proceeds Received3 + 1 wk4









----------------------------------

1    Assume SEC  registration  process can be  completed  concurrently  with the
        Financing Application process.

2    The  preliminary  rating will be obtained prior to marketing with the final rating obtained prior to closing.

3    SCE intends to obtain a Private Letter Ruling from the IRS confirming that the securitization will be treated as debt of SCE for income tax purposes. However, the transaction can proceed without the ruling.

4    Assume  the  Commission  adopts  the Rate  Reduction  Bond  procedure  that provided for Issuance Advice Letters to be effective without review or Commission action 5 days after submission.